Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Miragen Therapeutics, Inc. (formerly Signal Genetics, Inc.)

Boulder, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-205620 and 333-205618) and Form S-8 (Nos. 333-197316, 333-213142 and 333-216112) of Miragen Therapeutics, Inc. (formerly Signal Genetics, Inc.) of our report dated March 24, 2017, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ BDO USA, LLP

San Diego, California

March 24, 2017